UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of the Securities Exchange Act of 1934

Date of Report: July 9, 2015

Real Industry, Inc.

Delaware	001-08007	46-3783818
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

15301 Ventura Boulevard, Suite 400 Sherman Oaks, California 91403
(Address of principal executive offices)(Zip Code)

Registrant’s telephone number, including area code: (805) 435-1255

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02	Termination of a Material Definitive Agreement.

On July 9, 2015, Real Industry, Inc. (the “Company”) delivered written notice to Cantor Fitzgerald & Co. (the “Agent”) that it was terminating its Controlled Equity OfferingSM Sales Agreement, dated June 25, 2015, (the “Sales Agreement”), pursuant to Section 12(b) of the Sales Agreement, effective on July 19, 2015. Under this “at-the-market” equity offering facility (the “ATM Facility”) under the Sales Agreement, the Company sold 709,900 shares, representing gross proceeds of approximately $8.2 million to the Company prior to termination. With the provision of such notice, the ATM Facility is no longer available for use.

A copy of the Sales Agreement was filed as Exhibit 1.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on June 25, 2015 (the “Prior Form 8-K”). The description of the Sales Agreement contained in this Current Report on Form 8-K does not purport to be complete and is qualified in its entirety by reference to the copy of the Sales Agreement filed as Exhibit 1.1 to the Prior Form 8-K.

Item 8.01	Other Events.

On July 9, 2015, the Company issued a press release announcing that its delivery of written notice to the Agent to terminate the Sales Agreement and corresponding conclusion of its ATM Facility. A copy of this press release is attached hereto as Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits.

d) Exhibits

The following are filed as exhibits to this Current Report on Form 8-K.

Exhibit No.	Description
Exhibit 99.1	Real Industry, Inc. Press Release, dated July 9, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

REAL INDUSTRY, INC.

Date: July 9, 2015	By:	/s/ KYLE ROSS
	Name:	Kyle Ross
	Title:	Executive Vice President,
Chief Financial Officer and Secretary

INDEX TO EXHIBITS

Exhibit No.	Description
Exhibit 99.1	Real Industry, Inc. Press Release, dated July 9, 2015.